Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

of

EXPRESS SCRIPTS HOLDING COMPANY

As amended on March 9, 2016

1. MEETINGS OF STOCKHOLDERS.

1.1 Annual Meeting. The annual meeting of stockholders shall be held on the date and at the time fixed from time to time by the board of directors (the “Board”), provided, that each successive annual meeting shall be held on the fourth Wednesday in May of each year if not a legal holiday, and if a legal holiday then on the next succeeding day not a legal holiday, or on such other date or time and at such place as may be determined from time to time by resolutions adopted by the Board.

1.2 Special Meetings. (a) Subject to the rights of the holders of any series of preferred stock under the Certificate of Incorporation, as amended, of the corporation (the “Certificate of Incorporation”), special meetings of the stockholders may be called by the chairman of the Board or the chief executive officer or by resolution of the Board, or, solely to the extent required by Section 1.2(b), by the secretary of the corporation.

(b) (i) A special meeting of stockholders shall be called by the secretary upon the written request or requests (each, a “Special Meeting Request” and collectively, the “Special Meeting Requests”) of the holders of record representing not less than thirty-five percent (35%) of the voting power of all capital stock issued and outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percent”), subject to this Section 1.2(b) and all other applicable sections of these Bylaws (a “Stockholder Requested Special Meeting”). The secretary shall determine in good faith whether all requirements set forth in these Bylaws relating to a Stockholder Requested Special Meeting have been satisfied and such determination shall be final and conclusive and binding on the corporation and its stockholders. For purposes of this Section 1.2(b) and for determining the Requisite Percent, a stockholder of record or a beneficial owner, as the case may be, shall be deemed to own the shares of capital stock of the corporation that such stockholder or, if such stockholder is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that the beneficial owner would be deemed to own pursuant to Rule 200(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any shares as to which such stockholder or beneficial owner, as the case may be, does not have the right to vote or direct the vote at the special meeting or as to which such stockholder or beneficial owner, as the case may be, has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether shares are owned for these purposes shall be decided by the secretary in its good faith.

(ii) A Special Meeting Request shall be delivered by registered U.S. mail, return receipt requested or courier service, postage prepaid, to the attention of the secretary at the principal executive offices of the corporation. To be valid, a Special Meeting Request or Special Meeting Requests must be signed and dated by stockholders (or their duly authorized agents) representing the Requisite Percent and shall include:

(1) a statement of the specific purpose(s) of the special meeting, a brief description of the business desired to be brought before the meeting, and the reasons for conducting such business at the special meeting;

(2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment);

(3) as to the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made, the Proposing Stockholder Information as defined in Section 1.13(b) of these Bylaws required to be set forth in a stockholder’s notice required by Section 1.11(b) and 1.12(b) of these Bylaws, as applicable;

(4) in the case of any director nominations proposed to be presented at the Stockholder Requested Special Meeting, such other information regarding the nominees required to be provided pursuant to Section 1.11(a) of these Bylaws and required to be set forth in a stockholder’s notice required by Section 1.11(b) of these Bylaws (including, but not limited to, such other information required to be set forth in connection with a stockholder’s director nomination);

(5) in the case of any other business proposed to be conducted at the Stockholder Requested Special Meeting, such other information required to be set forth in a stockholder’s notice required by Section 1.12(b) of these Bylaws;

(6) documentary evidence that the stockholders requesting the special meeting own the Requisite Percent as of the date on which the Special Meeting Request(s) are delivered to the secretary; provided, however, that if the stockholders of record making the request are not the beneficial owners of the shares representing the Requisite Percent, then to be valid, the Special Meeting Request(s) must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request(s), such documentary evidence must be delivered to the secretary within 10 days after the date on which the Special Meeting Request(s) are delivered to the secretary) that the beneficial owners on whose behalf the Special Meeting Request(s) are made beneficially own the Requisite Percent as of the date on which such Special Meeting Request(s) are delivered to the secretary; and

(7) an agreement by the requesting stockholder(s) and the beneficial owner(s), if any, on whose behalf the Special Meeting Request(s) are being made, to notify the corporation immediately in the case of any disposition prior to the Stockholder Requested Special Meeting of shares of common stock of the corporation owned of record or beneficially owned, as applicable, and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request, such that the number of shares disposed of shall not be included in determining whether the Requisite Percent has been reached or is maintained.

In addition, the stockholders requesting a special meeting of stockholders, the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made, and the proposed nominees, if any, shall promptly provide any other information reasonably requested by the corporation, including as to the eligibility of any proposed nominee to serve as an independent director of the corporation and to comply with applicable law. Such stockholders, beneficial owners and nominees shall further update and supplement the information required under Section 1.2(b)(ii)(3)–(7) of these Bylaws not later than 10 days after the record date for the meeting so that such information shall be true and correct as of the record date, and with respect to information required under Section 1.2(b)(ii)(6), as of a date not more than 5 business days before the scheduled date of the special meeting.

(iii) In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the secretary will be considered together only if each such Special Meeting Request (x) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board), and (y) has been dated and delivered to the secretary within sixty days of the earliest dated of such Special Meeting Requests.

(iv) Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the secretary at the principal executive offices of the corporation; provided, however, that if following such revocation (or any deemed revocation pursuant to Section 1.2(b)(ii)(7) above), the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent at any time prior to the Shareholder Requested Special Meeting, there shall be no requirement to hold a special meeting and the Board may, in its discretion, cancel such meeting. The first date on which unrevoked valid Special Meeting Requests constituting not less than the Requisite Percent shall have been delivered to the corporation is referred to herein as the “Request Receipt Date.”

(v) Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:

(1) the stockholders, the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made, or proposed nominees, if any, do not comply with the requirements of this Section 1.2(b);

(2) in the case of a Stockholder Requested Special Meeting that is called for the purpose of electing nominees to the Board, no proposed nominee meets the eligibility criteria set forth in Section 1.11(a) of these Bylaws;

(3) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;

(4) the Request Receipt Date is during the period commencing ninety days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the previous annual meeting;

(5) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”) was presented at a meeting of the stockholders held not more than 120 days before the Request Receipt Date (for purposes of this clause (5), election or removal of directors shall be deemed to be a Similar Item with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors);

(6) the Board has called or calls for an annual or special meeting of stockholders to be held within 120 days of the Request Receipt Date and the business to be conducted at such meeting includes a Similar Item; or

(7) the Special Meeting Request(s) was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law.

(vi) Special meetings shall be held at such date and time as specified by the Board in accordance with these Bylaws; provided; however, that a Stockholder Requested Special Meeting shall not be held more than ninety days after the Request Receipt Date.

(vii) If none of the stockholders who submitted the Special Meeting Request appears or sends a qualified representative to present the matters for consideration that were specified in the Stockholder Meeting Request, the corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

(viii) Business transacted at any Stockholder Requested Special Meeting shall be limited to (1) the purposes set forth in the valid Special Meeting Request(s) received from the Requisite Percent of record holders and (2) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the meeting. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting called by the chairman of the Board or the chief executive officer or by resolution of the Board.

1.3 Place and Time of Meetings. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board; provided that the Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “General Corporation Law of Delaware”).

1.4 Notice of Meeting; Waiver of Notice. (a) Written or printed notice of each meeting of stockholders shall be given by or at the direction of the secretary or the chief executive officer of the corporation to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who properly waives notice before or after the meeting, whether in writing or by electronic transmission or otherwise, and (b)

no notice of an adjourned meeting need be given except when required under Section 1.6 of these Bylaws or by law. Each notice of a meeting shall be given, personally or by mail or, as provided below, by means of electronic transmission, not less than ten (10) nor more than sixty (60) days before the meeting and shall state the time and place of the meeting, or if held by remote communications, the means of remote communication by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him or her. Any previously scheduled meeting of stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of stockholders may be canceled, by resolution of the Board upon public disclosure (as defined in Section 1.13(a)) given on or prior to the date previously scheduled for such meeting of stockholders.

(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to a stockholder may be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked (1) if the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(c) Notice shall be deemed given, if mailed, when deposited in the United States mail with postage prepaid, if addressed to a stockholder at his or her address on the corporation’s records. Notice given by electronic transmission shall be deemed given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) by any other form of electronic transmission, when directed to the stockholder.

(d) An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given, whether by a form of electronic transmission or otherwise, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

1.5 Quorum; Voting; Validation of Meeting. (a) The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) the stockholders by the vote of a majority of the voting power of the stock, present in person or represented by proxy shall have power to adjourn the meeting in accordance with Section 1.6 of these Bylaws.

(b) (i) When a quorum is present at any meeting, except as provided below in the case of a contested election (as defined herein) and subject to the rights of the holders of preferred stock to elect directors under specified circumstances pursuant to the Certificate of Incorporation, each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. On all other matters, the vote of the holders of a majority of the stock having voting power on such matter present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a vote of a greater number or voting by classes is required, in which case such express provision shall govern and control the decision of the question. In all matters, votes cast in accordance with any method adopted by the corporation shall be valid so long as such method is permitted under Delaware law.

(ii) For purposes of this Section 1.5(b), a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “withhold” or “against” that director’s election. “Abstentions” and “broker non-votes” shall not be deemed to be votes cast with respect to that director’s election. In the event of a contested election of directors, directors shall be elected by a plurality of the votes cast in person or represented by proxy and entitled to vote on the election of a director. For purposes of this Section 1.5(b), a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination that an election is “contested” to be made by the secretary of the corporation (A) following the close of the applicable notice of nomination periods, if any, set forth in Sections 1.11 or 1.18, as applicable, based on whether one or more notices of nomination were timely filed in accordance with said Section 1.11 or Section 1.18, as applicable, or (B) if later, reasonably promptly following the determination by any court or other tribunal of competent jurisdiction that one or more notice(s) of nomination were timely filed in accordance with said Section 1.11 or Section 1.18, as applicable; provided that the determination that an election is a “contested election” by the secretary of the corporation pursuant to clause (A) or (B) shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn (or declared invalid or untimely by any court or other tribunal of competent jurisdiction) such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

(iii) In order for any incumbent director to become a nominee of the Board for further service on the Board, such person shall submit an irrevocable resignation, contingent on

(A) that person’s not receiving a majority of the votes cast in an election that is not a contested election, and (B) acceptance of that resignation by the Board in accordance with the policies and procedures set forth herein or adopted by the Board for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a contested election, the Corporate Governance Committee of the Board, or any committee serving the functions of the committee that is known as the Corporate Governance Committee as of the effective date of these Bylaws (the “Corporate Governance Committee”), shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director whose resignation is being considered shall not participate in the recommendation of the Corporate Governance Committee or the decision of the Board with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve as a member of the Board until the next succeeding annual meeting of shareholders and until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board pursuant to these Bylaws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2.10 or may decrease the size of the Board pursuant to the provisions of Section 2.1.

(c) If a quorum is initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

(d) The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy.

1.6 Adjourned Meeting; Notice. (a) Whether or not a quorum is present, either the person presiding over the meeting or the stockholders by the vote of a majority of the voting power of the stock, present in person or represented by proxy, shall have the power to adjourn the meeting to another time or place or means of remote communications. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 1.5 of these Bylaws.

(b) When any meeting of stockholders, either annual or special, is adjourned to another time or place or means of remote communication, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken.

However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty (30) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Any such required notice of an adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 1.4 of these Bylaws. At any adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

1.7 Voting. (a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 1.8 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

(b) Except as may be otherwise provided in the Certificate of Incorporation, by these Bylaws or as required by law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder which has voting power upon the matter in question.

(c) Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote the remaining shares against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively or otherwise indicates how the number of shares to be voted affirmatively is to be determined, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.

(d) Voting need not be by ballot unless requested by a stockholder at the meeting or ordered by the person presiding over the meeting; however, all elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; provided, that if authorized by the Board, a written ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

1.8 Record Date for Stockholder Notice. (a) For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by applicable law.

(b) If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

(d) The record date for any other lawful purpose shall be as provided in Section 5.8 of these Bylaws.

1.9 Proxies. Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy filed with the secretary of the corporation. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the secretary of the corporation.

A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the secretary of the corporation.

1.10 List of Stockholders. Not less than 10 days prior to the date of any meeting of stockholders, the secretary of the corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of such stockholder; provided, that the corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (2) during ordinary business hours, at the principal place of business of the corporation. If the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

1.11 Nominations of Directors. (a) Except as otherwise provided in Section 1.2(b) or Section 1.18, only persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible for election by the stockholders as directors of the corporation. Nominations of persons for election to the Board may be made at a meeting of stockholders (i) pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) provided that the Board has determined that directors shall be elected at such meeting, either pursuant to Section 1.18, or by any stockholder of the corporation who (A) is a stockholder of record at the time of giving of the notice provided for in this Section 1.11 and at the time of the meeting, (B) is entitled to vote for the election of directors at such meeting and (C) shall have complied with the procedures set forth in this Section 1.11; and except as otherwise provided in Section 1.2(b) or Section 1.18, clause (iii) shall be the exclusive means for a stockholder to make nominations of persons to the Board before or at a meeting of stockholders. No stockholder, other than the stockholders requesting a special meeting pursuant to and in compliance with Section 1.2(b), shall be permitted to submit nominations at any Stockholder Requested Special Meeting. To be eligible to be a nominee for election or re-election as a director of the corporation, the prospective nominee (whether nominated by or at the direction of the Board or by a stockholder), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Section 1.11 or, if an Access Nominee, as provided in Section 1.18) to the secretary at the principal executive offices of the corporation a written questionnaire providing such information with respect to the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made that would be required to be disclosed to stockholders pursuant to applicable law or the rules and regulations of any stock exchange applicable to the corporation, including all information concerning such persons that would be required to be disclosed in solicitations of proxies for election of directors pursuant to and in accordance with Regulation 14A under the Exchange Act (which questionnaire shall be provided by the secretary upon written request). The prospective nominee must also provide a written representation and agreement, in the form provided by the secretary upon written request, that such prospective nominee: (i) will abide by the requirements of Section 1.5(b)(iii); (ii) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the corporation, with such prospective nominee’s fiduciary duties under applicable law; (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (iv) would be in compliance if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation as may be in place from time to time. For purposes of this Section 1.11, a “nominee” shall include any person being considered to fill a vacancy on the Board.

(b) Except as otherwise provided in Section 1.2(b) or Section 1.18, nominations by any stockholder must be made pursuant to timely notice in proper written form to the secretary of the corporation in accordance with this paragraph. To be timely, a stockholder’s notice under this Section 1.11 must be delivered to and received by the secretary at the principal executive offices of the corporation (i) in the case of an annual meeting, not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days or delayed by more than 60 days from the date of the previous year’s meeting, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure (as defined in Section 1.13 hereof) of the date of the meeting is first made, and (ii) in the case of a special meeting at which the Board gives notice that directors are to be elected, not earlier than the opening of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if later, the tenth day following the day on which public disclosure is made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a stockholders meeting or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, such stockholder’s notice to the secretary shall set forth in writing (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, (A) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and the rules and regulations thereunder or pursuant to and in accordance with any publicly disclosed policies of the Company then in place (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) as well as (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to the stockholder giving the notice and the beneficial owner on whose behalf the nomination is made, the Proposing Stockholder Information (as defined in Section 1.13 hereof); (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (iv) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Stockholders making a nomination pursuant to this Section 1.11, beneficial owners on whose behalf the nomination is made, and nominees shall promptly further update and supplement from time to time the information required under this Section 1.11 for the meeting so that such information shall be true and correct as of the date of the meeting. Notwithstanding anything in this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of the corporation at a stockholders meeting is increased effective at such meeting and there is no public disclosure by the corporation naming all the nominees proposed by the Board for the additional directorships at least 100 days in advance of the first anniversary of the preceding year’s annual meeting or in the event of a special meeting of stockholders called for the purpose of electing directors, a stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for such additional directorships, if it shall be delivered to and received by the secretary not later than the close of business on the tenth day following the day on which such public disclosure is first made by the corporation.

(c) Except as otherwise provided in Section 1.2(b), no person shall be eligible for election by the stockholders as a director unless nominated in accordance with the procedures set forth in this Section 1.11 or in Section 1.18. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the person presiding over the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (b)(iv) of this Section 1.11); and if he or she shall so determine, then he or she shall so declare at the meeting that the defective nomination shall be disregarded.

1.12 Stockholder Proposals. (a) At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board pursuant to Section 1.2. At any annual meeting of the stockholders, only such business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by Section 1.11 or Section 1.18, as applicable) shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 1.12 and at the time of the meeting, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.12; clause (iii) shall be the exclusive means for a stockholder to submit such business (other than matters properly brought under Rule 14a–8 under the Exchange Act and included in the corporation’s notice of meeting)

before or at an annual meeting of stockholders. No stockholder, other than the stockholders requesting a special meeting pursuant to and in compliance with Section 1.2(b), shall be permitted to submit business before or at any Stockholder Requested Special Meeting.

(b) For business properly to be brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a), the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to and received by the secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has been advanced by more than 30 days or delayed by more than 60 days from the date of the previous year’s meeting, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure (as defined in Section 1.13 hereof) of the date of the meeting is first made. In no event shall any adjournment or postponement of a stockholders meeting or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, such stockholder’s notice to the secretary shall set forth in writing (i) as to each matter the stockholder proposed to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the Proposing Stockholder Information (as defined in Section 1.13); (iii) any material interest of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iv) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the stockholder; (v) a representation that the stockholder is a holder of record of stock of the corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business; and (vi) a representation whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal. Stockholders proposing to bring business before the stockholders meeting pursuant to this Section 1.12 and beneficial owners on whose behalf the nomination is made shall further update and supplement the information required under this Section 1.12(b) not later than 10 days after the record date for the meeting so that such information shall be true and correct as of the record date.

(c) Notwithstanding anything in the Bylaws to the contrary, no business (other than the election of directors) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.12 or if it constitutes an improper subject for stockholder action under applicable law. The person presiding over an annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by (b)(vi) of this Section 1.12, and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

1.13 Public Disclosure; Conduct of Nominations and Proposals by Stockholders. (a) For purposes of (i) Sections 1.4(a), 1.11, 1.12 and 1.18 hereof, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, and (ii) Sections 1.4(a), 1.11 and 1.12 hereof, the term “group” shall have the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

(b) For purposes of Section 1.11 and 1.12 hereof, the “Proposing Stockholder Information” shall mean, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made and any of their affiliates, (A) the name and address, as they appear on the corporation’s books, of such stockholder and of such beneficial owner, (B) the class or series and number of shares of the corporation’s stock which are, directly or indirectly, owned beneficially and of record, by such stockholder and such beneficial owner, (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the corporation, (E) any short interest of such stockholder or beneficial owner in any security of the corporation (for purposes hereof a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the corporation, (G) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (I) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(c) Notwithstanding the foregoing provisions of Sections 1.11 and 1.12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. In order to be considered a qualified representative of the stockholder for purposes of these Bylaws, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing, or a reliable reproduction of the writing, at the meeting of stockholders.

(d) Notwithstanding the foregoing provisions of Sections 1.11 and 1.12, a stockholder shall also comply with all applicable requirements of law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 1.11 and 1.12; provided, however, that any references in these Bylaws to law and the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to Section 1.11 (including clause (b) thereof) or business proposals to be considered pursuant to Section 1.12 (including clause (a)(iii) thereof). Nothing in these Sections 1.11 and 1.12 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a–8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors under specified circumstances pursuant to the Certificate of Incorporation.

(e) The provisions of Sections 1.11 and 1.12 shall also govern what constitutes timely notice for purposes of Rule 14a–4(c) of the Exchange Act.

1.14 Meeting Required. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such vote may only be taken at an annual or special meeting with prior notice, except as provided in the Certificate of Incorporation.

1.15 Organization. (a) Meetings of stockholders shall be presided over by the chairman of the Board, if any, or in his or her absence by the vice chairman of the Board, if any, or in his or her absence, by the chief executive officer, if any, or in his or her absence by a chairman of the meeting, which chairman must be an officer or director of the corporation and must be designated as chairman of the meeting by the Board. The secretary, or in his or her absence an assistant secretary, or in his or her absence a person whom the person presiding over the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b) The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Subject to such rules and regulations of the Board, if any, the person presiding over the meeting shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the person presiding over the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including (i) establishing an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, including removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the person presiding over the meeting; (iii) limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the person presiding over the meeting shall permit, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, (v) limitations on the time allotted to questions or comments by participants, (vi) regulation of the opening and closing of the polls for balloting, (vii) recessing or adjourning of the meeting, either by the person presiding over the meeting or the stockholders by the vote of a majority of the voting power of the stock, present in person or represented by proxy, and (viii) regulation of the voting or balloting, as applicable, including matters which are to be voted on by ballot, if any. The person presiding over the meeting shall have sole, absolute and complete authority and discretion to decide questions of compliance with the foregoing procedures and his or her ruling thereon shall be final and conclusive and binding on the corporation and its stockholders. The person presiding over the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the person presiding over the meeting should so determine and declare, any such matter or business shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

1.16 Inspectors of Election. Before any meeting of stockholders, the Board may, and shall if required by law, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or its adjournment and to make a written report thereof. If any person appointed as inspector fails to appear or fails or refuses to act, then the person presiding over the meeting may, and upon the request of any stockholder or a stockholder’s proxy, shall appoint a person to fill that vacancy. Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies and ballots;

(b) receive votes and ballots, including, if applicable, votes and ballots submitted by means of electronic transmission;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) determine when the polls shall close;

(e) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector or inspectors;

(f) certify their determination of the number of shares of the corporation represented at the meeting and such inspectors’ count of all votes and ballots, which certification and report shall specify such other information as may be required by law; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

Each inspector of election shall perform his or her duties impartially, in good faith, to the best of his or her ability and as expeditiously as is practical, and before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector of election with strict impartiality and according to the best of his or her ability. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. If there are three (3) or more inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

1.17 Election Out of Section 203. Pursuant to the corporation’s original Certificate of Incorporation, the corporation has expressly elected not to be governed by Section 203 of the General Corporation Law of Delaware.

1.18 Proxy Access. (a) Whenever the Board solicits proxies with respect to the election of directors of the corporation at an annual meeting of stockholders, the corporation shall include in the proxy statement distributed on behalf of the Board for such annual meeting the information specified below (the “Required Information”) with respect to (i) the Eligible Stockholder (as defined below) proposing to make a nomination for a director of the corporation and who expressly elects at the time of providing the notice required by this Section 1.18 (the “Nomination Notice”) to have its nominee included in the corporation’s proxy materials pursuant to this Section 1.18, (ii) and the nominee to be nominated (an “Access Nominee”); provided that the Nomination Notice complies with the requirements of the Certificate of Incorporation, these Bylaws and all applicable laws or regulations. The Required Information shall be (x) all information concerning the Access Nominee and the Eligible Stockholder required to be disclosed in the corporation’s proxy statement under the rules and regulations of the Exchange Act, these Bylaws, the Certificate of Incorporation and applicable law and (y) if the Eligible Stockholder so elects, a statement (the “Statement”) of not more than 500 words in support of the nomination that shall comply with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(b) The corporation shall not be required to provide access to the corporation’s proxy materials with respect to any annual meeting of stockholders for more than the Maximum Number (as defined below) of Access Nominees. Any Eligible Stockholder submitting more than one Access Nominee for inclusion in the corporation’s proxy materials pursuant to this Section

1.18 shall rank such Access Nominees based on the order that the Eligible Stockholder desires such Access Nominees to be selected for inclusion in the corporation’s proxy statement in the event that the total number of Access Nominees submitted by Eligible Stockholders pursuant to this Section 1.18 exceeds the Maximum Number. If there are more than the Maximum Number of nominations for which access to the corporation’s proxy materials has been sought in compliance with this Section 1.18, the highest ranking Access Nominee who meets the requirements of this Section 1.18 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of common stock each Eligible Stockholder disclosed as Owned in its respective Nomination Notice submitted to the corporation. If the Maximum Number is not reached after the highest ranking Access Nominee who meets the requirements of this Section 1.18 from each Eligible Stockholder has been selected, this selection process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the Maximum Number is reached. Following such determination, if any Access Nominee who satisfies the eligibility requirements in this Section 1.18 (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) is thereafter not submitted for director election for any reason (including the failure to comply with this Section 1.18) other than due to a failure by the corporation to include such Access Nominee in the proxy materials in violation of this Section 1.18, no other nominee or nominees (other than any Access Nominee already determined to be included in the corporation’s proxy materials who continues to satisfy the eligibility requirements of this Section 1.18) shall be included in the corporation’s proxy materials or otherwise submitted for director election pursuant to this Section 1.18.

(c) In order for the Access Nominee to be eligible for election at the annual meeting and the Required Information about such nominee of an Eligible Stockholder to be included in the corporation’s proxy materials, the following requirements must be satisfied:

(i) The nomination must be made pursuant to a timely Nomination Notice to the secretary of the corporation. To be timely, the Nomination Notice must be delivered to and received by the secretary at the principal executive offices of the corporation not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary of the date the corporation commenced mailing of its proxy materials (as stated in the corporation’s proxy materials) in connection with the most recent annual meeting of stockholders; provided, however, that in the event the date of the annual meeting has been advanced by more than 30 days or delayed by more than 60 days from the date of the previous year’s meeting, the Nomination Notice to be timely must be so received not earlier than the opening of business on the 180th day prior to such annual meeting and not later than the close of business on the later of the 150th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure (as defined in Section 1.13 hereof) of the date of the meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.

(ii) The Nomination Notice shall contain or be accompanied by the following, which shall be received by the secretary of the corporation within the time period specified in this Section 1.18 for providing the Nomination Notice:

(1) the name and address of the Eligible Stockholder and each member of a group of persons constituting an Eligible Stockholder, and an express election to have its Access Nominee included in the corporation’s proxy materials pursuant to this Section 1.18;

(2) the Required Information;

(3) a statement certifying the number of shares the Eligible Stockholder (and each member of a group of persons constituting the Eligible Stockholder) is deemed to Own and has owned continuously for three years of the date of the Nomination Notice for the purposes of this Section 1.18, which statement shall also be included in the Schedule 14N filed with the Securities Exchange Commission;

(4) to the extent that an Eligible Stockholder (or any member of a group of persons constituting an Eligible Stockholder) is not or has not been continuously the holder of record of the shares of common stock that are being used to satisfy the requisite Minimum Stock Ownership and Minimum Holding Period requirements to establish its or their status as an Eligible Stockholder, (i) one or more written statements from the holder of record of the shares (and from each intermediary through which each such person derives, or during the Minimum Holding Period has derived, Ownership of such shares) verifying that, as of a date within seven (7) calendar days preceding the date of submission of such notice, each such person Owns such shares and has Owned at least Minimum Stock Ownership continuously for at least the Minimum Holding Period, and (ii) an agreement to provide, within five (5) business days after the record date for determining stockholders entitled to vote at the annual meeting of stockholders, written statements from the holder of record and intermediaries verifying the continuous ownership of the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) of such shares through and including such record date;

(5) a representation and undertaking by the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) that it, its Access Nominee and each of its and its Access Nominee’s affiliates and associates:

(A) intends to continue to Own shares satisfying the Minimum Stock Ownership through the conclusion of the annual meeting;

(B) has not nominated and will not nominate for election to the Board at the annual meeting of stockholders any individual other than its Access Nominee(s);

(C) has not engaged and will not engage in, and has not and will not be a “participant” in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its named Access Nominee or a nominee of the Board; and

(D) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the corporation;

(6) a representation and undertaking by the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) that it acquired the requisite number of shares qualifying the Eligible Stockholder to submit an Access

Nominee in the ordinary course of business and that (x) at the time of giving its notice and (y) at all times until the election of directors at the annual meeting of stockholders, in each case neither it nor the Access Nominee nor any affiliates and associates of it or its Access Nominee Owns or shall Own, as applicable, any securities of the corporation for the purpose, or with the effect, of changing or influencing the control of the corporation, or in connection with or as a participant in any transaction having that purpose or effect, including any transaction referred to in Rule 13d-3(b) under the Exchange Act, other than solely by reason of seeking the election as a director of its named Access Nominee;

(7) a representation and undertaking by the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) that:

(A) the Eligible Stockholder agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the annual meeting of stockholders or applicable to the filing and use, if any, of soliciting material;

(B) it will provide facts, statements and other information in all communications with the corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will promptly provide any other information reasonably requested by the corporation, including, without limitation, to evidence or support any such facts, statements or other information; and

(C) it will file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the annual meeting of stockholders at which the Access Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder;

(8) an undertaking by the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) acknowledging its responsibility for the Required Information, all other information submitted to the corporation pursuant to this Section 1.18 and all of its and its Access Nominee’s communications to stockholders in connection with the election of directors at the annual meeting of stockholders. In such undertaking, the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) shall:

(A) expressly assume all liability to which the corporation or any of its affiliates, or any director, officer, employee or representative thereof, may be subject as a result of any legal or regulatory violation arising out of any such information or communication made available by or on behalf of the Eligible Stockholder or any of its affiliates or its Access Nominee to the corporation or to any stockholder of the corporation in connection with the election of directors at the annual meeting of stockholders; and

(B) agree to indemnify and hold harmless the corporation and any of its affiliates, and any director, officer, employee or representative thereof, individually against any liability, loss or damage in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against any such person arising out of or based upon any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Access Nominee pursuant to this Section 1.18;

(9) if the Nomination Notice is submitted by a group of persons that together constitute an Eligible Stockholder, an agreement executed by all members of such group (A) designating one group member that is authorized to act on behalf of all members of the group with respect to the nomination and any and all matters related thereto, including withdrawal of the nomination; and (B) acknowledging and agreeing that the undertaking, as well as the assumption of liability and indemnification obligations, set forth in paragraph (c)(ii)(8) of this Section 1.18 shall apply to each member of such group on a joint and several basis;

(10) a statement of whether or not the Eligible Stockholder (including each member of any group of persons constituting an Eligible Stockholder) intends to maintain the Minimum Stock Ownership for at least one year following the annual meeting (subject to any mandatory fund rebalancing required by such person’s preexisting governing instruments or written investment policies), which statement shall also be included in the Schedule 14N filed with the Securities Exchange Commission;

(11) a copy of the Schedule 14N (or any successor form thereto) that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act (or any successor rule thereto);

(12) consent of the Access Nominee to being named in the proxy statement and as a nominee, and to serving as a director and acting as a representative of all stockholders if elected, and all information, agreements and undertakings by each Access Nominee that would be required to be provided by a nominee who is nominated pursuant to Section 1.11 of these Bylaws, including, without limitation, the written questionnaire and the representations and agreements described therein, and any other information reasonably requested by the corporation, including, without limitation, to evidence or support any facts, statements or other information;

(13) a representation and undertaking by the Access Nominee that such Nominee (A) is and will continue to be Independent, (B) is not a Disqualified Repeat Nominee, and (C) is not, and continues not to be, a Disqualified Person and (D) does not, and continues not to, fail (i) to meet the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the corporation’s securities are traded, (ii) to be a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), or (iii) to be an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision);

(14) the details of any position of the Access Nominee as an officer or director of any competitor (that does not result in such Access Nominee to become a Disqualified Person) or significant supplier or customer of the corporation within the three years preceding the submission of the Nomination Notice; and

(15) any other information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 1.11 of these Bylaws.

(iii) The Access Nominee shall meet and shall continue to meet the criteria set forth in paragraph (c)(ii)(13) of this Section 1.18.

(iv) Neither the Access Nominee nor the applicable Eligible Stockholder (including none of the members of any group of persons constituting an Eligible Stockholder) shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board or any committee thereof.

(v) Each of the Access Nominee and the applicable Eligible Stockholder (including each member of any group of persons constituting an Eligible Stockholder) shall not have failed to comply with its agreements, representations, undertakings and other obligations pursuant to these Bylaws, including, but not limited to, this Section 1.18.

(vi) The information and documents required by this Section 1.18(c) shall be (A) provided with respect to and executed by each Eligible Stockholder or, in the case of an Eligible Stockholder comprised of a group of persons, each member in that group; and (B) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of an Eligible Stockholder or, in the case of an Eligible Stockholder comprised of a group of persons, each member in that group. A breach of any obligation, agreement or representation in this Section 1.18 by any member of such group or any Access Nominee shall be deemed a breach by the Eligible Stockholder.

(vii) The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 1.18(c) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the secretary of the corporation.

(d) Notwithstanding anything to the contrary herein, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes (1) is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading), (2) would violate any applicable law, regulation or listing standard, or (3) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person.

(e) The Eligible Stockholder and its Access Nominee shall each provide to the corporation prompt written notice of:

(i) any material error recognized by the Eligible Stockholder or its Access Nominee in, or any change in circumstances that makes incorrect or misleading in any material respect (collectively, an “error”), the information previously provided by the Eligible

Stockholder or its nominee in the Nomination Notice or otherwise provided to the corporation or to its stockholders in connection with the nomination, and the information that is required to correct any such error (it being understood that providing any such notification shall not be deemed to cure any such error or limit the remedies (including, without limitation, under these Bylaws) available to the corporation relating to any such error); or

(ii) any material change in its Ownership of common stock of the corporation occurring since the date as of which the Eligible Stockholder reported its Ownership in its notice provided for in this Section 1.18 and before the election of directors at the annual meeting; provided, without limiting the generality of the foregoing, that any failure to satisfy the Minimum Stock Ownership requirement shall constitute a material change.

(f) If the Board nominates an Access Nominee as part of the Board’s slate of nominees, the notice provided pursuant to this Section 1.18 will be deemed withdrawn and the former Access Nominee shall be presented to the stockholders at the annual meeting in the same manner as any other nominee of the Board, except that the Access Nominee shall be considered a director for whom access to the corporation’s proxy materials was provided for all purposes of this Bylaw, including the determination of the Maximum Number of Access Nominees.

(g) If, after the deadline for submitting a Nomination Notice as set forth in Section 1.18(c)(i), (i) an Eligible Stockholder becomes ineligible to nominate a director for inclusion in the corporation’s proxy materials pursuant to this Section 1.18 or withdraws such nomination, or (ii) an Access Nominee withdraws from or becomes unwilling, ineligible or unavailable for election at the meeting or to serve on the Board for any reason or to be named in the corporation’s proxy materials pursuant to this Section 1.18, in each case whether before or after the mailing of a definitive proxy statement, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such ineligibility, withdrawal, unwillingness or unavailability commence a new time period (or extend any time period) for the giving of a Nomination Notice), then the nomination of any Access Nominee by a person described in clause (i), and of any Access Nominee described in clause (ii), shall be disregarded, and the corporation (x) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Access Nominee or any successor or replacement nominee and (y) may otherwise communicate to stockholders, including by amending or supplementing its proxy statement or ballot or form of proxy, that any such Access Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting. No other nominee may be substituted by the Eligible Stockholder that nominated any such Access Nominee.

(h) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, if (A) in the judgment of the person presiding over the meeting, (i) a nomination was not made in accordance with the procedures prescribed by this Section 1.18, (ii) an Access Nominee is ineligible to be named in the corporation’s proxy materials pursuant to this Section 1.18 or to be considered for election at the meeting, or (iii) an Access Nominee and/or the applicable Eligible Stockholder shall have breached its or their representations, undertakings, agreements or obligations under this Section 1.18, or (B) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 1.18, then, in each case, the person presiding over the meeting shall so declare at the meeting and the defective nomination shall be disregarded, notwithstanding that proxies in respect of the nomination of the relevant Access Nominee may have been received by the corporation. In order to be considered a qualified representative of the Eligible Stockholder (or in the case of a group of persons that together constitute an Eligible Stockholder, a qualified representative of the member of the group authorized to act for such group pursuant to Section 1.18(c)(ii)(9) (the “lead member”)) for purposes of this Section 1.18, a person must be a duly authorized officer, manager or partner of such Eligible Stockholder or lead member, as applicable, or must be authorized by a writing executed by such Eligible Stockholder or lead member, as applicable, or an electronic transmission delivered by such Eligible Stockholder or lead member, as applicable, to act for such Eligible Stockholder or lead member, as applicable, at the meeting of stockholders, and such person must produce such writing, or a reliable reproduction of the writing, at the meeting of stockholders.

(i) This Section 1.18 shall be the exclusive method for stockholders or Eligible Stockholders to include nominees for director in the corporation’s proxy materials. Notwithstanding anything to the contrary contained in this Section 1.18, the corporation may solicit against, and include in the proxy statement and any supplemental proxy materials its own statements relating to, any Access Nominee.

(j) Solely for purposes of this Section 1.18, the following definitions shall apply:

(i) “Affiliate” and “associate” shall have the meanings ascribed to them under the rules and regulations promulgated pursuant to the Exchange Act.

(ii) A “Disqualified Person” means a nominee (A) whose election as a member of the Board, or inclusion of such nominee in the corporation’s proxy materials, would cause the corporation to be in violation of these Bylaws, its Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the corporation is traded, or any applicable state or federal law, rule or regulation; (B) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (C) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; or (D) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(iii) A “Disqualified Repeat Nominee” in respect of an annual meeting of stockholders shall mean an individual as to whom access to the corporation’s proxy materials was provided pursuant to this Section 1.18 for either of the two most recent annual meetings of stockholders and (A) who withdrew from or became unwilling, ineligible or unavailable for election at the meeting or to serve on the Board for any reason or (B) received at such meeting votes in favor of his or her election representing less than 20% of the total votes cast with respect to his or her election. For the avoidance of doubt this paragraph (j)(iii) of this Section 1.18 shall not prevent any stockholder from nominating any person to the Board pursuant to and in accordance with Section 1.11 of these Bylaws.

(iv) An “Eligible Stockholder” shall mean a person (or a group of not more than twenty (20) persons formed for the purpose of seeking access; provided that a group of funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one person for this purpose if the Eligible Stockholder provides, no later than the deadline for submitting the Nomination Notice pursuant to paragraph (c)(i) of this Section 1.18, documentation reasonably satisfactory to the corporation to evidence the same) who or which has continuously Owned (as defined below) 3% or more of the outstanding shares of common stock of the corporation as of the most recent date for which such number is disclosed by the corporation in any filing by the corporation with the Securities and Exchange Commission prior to submission of the Nomination Notice (the “Minimum Stock Ownership”) continuously for a minimum of three full years prior to and as of the date of giving of the Nomination Notice (the “Minimum Holding Period”) and continue(s) to Own at least the same amount of securities so owned by such person or group of persons through the date of the annual meeting of stockholders.

For purposes of this Section 1.18, persons who jointly nominate an individual for election as a director shall be considered an Eligible Stockholder only if they have agreed in writing to so act, are so identified in the Nomination Notice and the information and the undertakings required by this Section 1.18 for an Eligible Stockholder are provided by and with respect to each such person (including each individual fund). For the avoidance of doubt, for purposes of determining if persons who claim jointly to satisfy the Minimum Stock Ownership and Minimum Holding Period requirements for an Eligible Stockholder, only the common stock of the corporation Owned by any member of a group continuously for at least three full years shall be aggregated with the common stock Owned continuously for three years by each other person acting jointly to constitute an Eligible Stockholder. A record holder acting on behalf of a beneficial owner will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately as a member of such group, subject to the other provisions of this Section 1.18. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders and if any person appears as a member of more than one group, then it shall be deemed to be a member of the group that has the largest amount of shares of common stock of the corporation disclosed as owned in the Nomination Notice.

(v) “Independent” with respect to an Access Nominee shall mean that the nominee would be considered an independent director in accordance with the listing standards of the principal U.S. exchange upon which the common stock of the corporation trades, any applicable rules of the Securities and Exchange Commission and any publicly disclosed additional standards used by the Board or a duly authorized committee thereof in determining and disclosing the independence of the corporation’s directors in accordance with the rules of the Securities and Exchange Commission or otherwise.

(vi) The “Maximum Number” of Access Nominees for an annual meeting of stockholders shall be that number of directors constituting the greater of (1) two or (2) 20% of the total number of directors in office as of the deadline for submitting a Nomination Notice as set forth in Section 1.18(c)(i) (rounded down to the nearest whole number). In the event that one or more vacancies for any reason occurs after such date but before the date of the annual meeting of stockholders and the size of the Board is reduced in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. The Maximum Number shall be reduced by any of the following, whether occurring before or after the deadline for submitting a Nomination Notice:

(1) any person who is or will be nominated by the Board pursuant to paragraph (f) of this Section 1.18;

(2) the number of directors in office on such date for whom access to the corporation’s proxy materials was provided pursuant to this Section 1.18 with respect to either of the two most recent annual meetings of stockholders and whose reelection at the annual meeting is being recommended by the Board;

(3) any person who is nominated by an Eligible Stockholder pursuant to this Section 1.18 but whose nomination is subsequently withdrawn or who becomes unwilling, ineligible or unavailable for election at the meeting, to serve as a director for any reason or to be named in the corporation’s proxy materials pursuant to this Section 1.18;

(4) the number of director nominees for whom notice has been properly given by a stockholder in accordance with Section 1.11 and not been withdrawn and as for whom access to the corporation’s proxy materials has not been requested (whether or not any person is engaging in a “solicitation,” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of such nominee as a director at the applicable annual meeting of stockholders), but only to the extent the Maximum Number after such reduction with respect to this clause (4) equals or exceeds one (1); and

(5) any person who is or will be nominated by the Board pursuant to an agreement, understanding or arrangement with one or more stockholders or group of stockholders (other than any agreement, understanding or arrangement entered into in connection with an acquisition of shares of capital stock of the corporation, by such stockholder or group of stockholders, from the corporation).

(vii) “Ownership” (and its correlative terms “Owned,” “Owning” and other variations of the word “Own”), when used to describe the nature of a person’s ownership of common stock of the corporation, shall mean those outstanding shares of common stock of the corporation as to which the person in question possesses (a) the full unhedged power to vote or direct the voting of such shares, (b) the full unhedged economic incidents of ownership of such shares (including the full right to profits and the full risk of loss), and (c) the full unhedged power to dispose of or direct the disposition of such shares; provided that the number of shares calculated in accordance with clauses (a), (b) and (c) shall not include any shares (i) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, or purchased by such person or any of its affiliates but the purchase has not settled or closed, (ii) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or other agreement or understanding entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares, and/or (B) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person. A person’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares, provided, that the person has the power to recall such loaned shares on five (5) business days’ notice, and recalls such shares promptly upon being notified by the corporation that the applicable Access Nominee will be included in the proxy materials.

2. BOARD OF DIRECTORS.

2.1 Number, Qualification, Election and Term of Directors. Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation, the business and affairs of the corporation shall be managed by or under the direction of the Board. Subject to the rights of the holders of any series of preferred stock, the number of directors may be fixed or changed from time to time by resolution of a majority of the entire Board; provided the number shall be no less than seven (7) and no more than fifteen (15), but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders, as provided in Section 1.5(b), and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section 2.9. As used in these Bylaws, the term “entire Board” means the total number of directors which the corporation would have if there were no vacancies on the Board.

2.2 Quorum and Manner of Acting. (a) A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.10 of these Bylaws. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of the Certificate of Incorporation and applicable law.

(b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

2.3 Place of Meetings. Meetings of the Board may be held in or outside Delaware.

2.4 Annual and Regular Meetings. Annual meetings of the Board for the election of officers and consideration of other matters shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.6 of these Bylaws. Regular meetings of the Board may be held without notice and, unless otherwise specified by the Board, shall be held in accordance with a schedule and at such locations as determined from time to time by the Board, provided no less than five (5) such meetings shall be held each year. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

2.5 Special Meetings. Special meetings of the Board may be called by the chairman of the board, the chief executive officer or by a majority of the directors in office.

2.6 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director in advance of the time set for such meeting as provided herein; provided, that if the meeting is to be held at the principal executive offices of the corporation, the notice need not specify the place of the meeting. Except for amendments to the Bylaws, as provided under Section 6.9, notice of a special meeting need not state the purpose or purposes for which the meeting is called and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified herein to the directors who were not present at the time of adjournment. Notice of a special meeting may be given by any one or more of the following methods and the method used need not be the same for each director being notified:

(a) Written notice sent by mail at least three (3) days prior to the meeting;

(b) Personal service at least twenty-four (24) hours prior to the time of the meeting;

(c) Telegraphic notice at least twenty-four (24) hours prior to the time of the meeting, said notice to be sent as a straight full-rate telegram;

(d) Telephonic notice at least twenty-four (24) hours prior to the time of the meeting; or

(e) Facsimile, email or other means of electronic transmission at least twenty-four (24) hours prior to the time of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.

2.7 Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee individually or collectively consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. Such action by written consent shall have the same force and affect as a unanimous vote of the Board. The resolution and the written consents or electronic transmission or transmissions by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.8 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

2.9 Resignation and Removal of Directors. Any director may resign at any time by delivering his or her resignation in writing, including by means of electronic transmission, to the president or secretary of the corporation, to take effect at the time when delivered (unless otherwise specified therein) and the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Subject to applicable law and the rights of the holders of any series of preferred stock with respect to such series of preferred stock, any or all of the directors may be removed at any time, either with or without cause, by vote of the holders of a majority of the stock having voting power and entitled to vote thereon.

2.10 Vacancies. Subject to applicable law and the rights of the holders of any series of preferred stock with respect to such series of preferred stock, and unless the Board otherwise directs, any vacancy in the Board, including one created by an increase in the authorized number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, although less than a quorum. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

2.11 Compensation. Directors and members of committees shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the corporation, its affiliates or subsidiaries in other capacities.

2.12 Notice to Members of the Board of Directors. Each member of the Board shall file with the secretary of the corporation an address to which mail or telegraphic notices shall be sent, a telephone number to which a telephonic or facsimile notice may be transmitted and, at the sole discretion of a director, such electronic address to which other electronic transmissions may be sent. A notice mailed, telegraphed, telephoned or transmitted by facsimile, email or other means of electronic transmission in accordance with the instructions provided by the director shall be deemed sufficient notice. Such address or telephone number may be changed at any time and from time to time by a director by giving written notice of such change to the secretary. Failure on the part of any director to keep an address and telephone number on file with the secretary (but not including an address for other electronic transmissions) shall automatically constitute a waiver of notice of any regular or special meeting of the Board which might be held during the period of time that such address and telephone number are not on file with the secretary. A notice shall be deemed to be mailed when deposited in the United States mail, postage prepaid. A notice shall be deemed to be telegraphed when the notice is delivered to the transmitter of the telegram and either payment or provision for payment is made by the corporation. Notice shall be deemed to be given by telephone if the notice is transmitted over the telephone to some person (whether or not such person is the director) or message recording device answering the telephone at the number which the director has placed on file with the secretary. Notice shall be deemed to be given by facsimile, email or other means of electronic transmission when sent to the telephone number or other address which the director has placed on file with the secretary.

2.13 Organization. Meetings of the Board shall be presided over by the chairman of the Board, if any, or in his or her absence by the vice chairman of the Board, if any, or in his or her absence by the chief executive officer, if any, or in his or her absence by the president, if any. In the absence of all such directors, a president pro tem chosen by a majority of the directors present shall preside at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

2.14 Director Emeritus. The Board may from time to time elect one or more directors emeritus (each a “Director Emeritus”), each of whom shall serve, at the pleasure of the Board, until the first meeting of the Board next following the annual meeting of stockholders, subject to an annual review, or until his or her earlier resignation or removal by the Board. A Director Emeritus shall serve as an advisor and consultant to the Board, subject to such terms and conditions as may be approved by the Board, and may be appointed by the Board to serve as an advisor and consultant to one or more committees of the Board. Such Director Emeritus shall also be available for consultation with management of the corporation. A Director Emeritus shall have the privilege of attending meetings of the Board, and meetings of any committee of the Board for which he or she has been appointed to serve as an advisor and consultant. A Director Emeritus may participate in the discussions that occur during the portions of such meetings which he or she attends. Notice of such meetings to a Director Emeritus shall not be required under any applicable law, the Certificate of Incorporation, or these Bylaws. Each Director Emeritus shall be entitled to receive such compensation as may be fixed from time to time by the Board. No Director Emeritus shall be entitled to vote on any business coming before the Board or any committee of the Board, nor shall he or she be counted as a member of the Board or any such committee for the purpose of determining the number of Directors necessary to constitute a quorum, for the purpose of determining whether a quorum is present, or for any other purpose whatsoever. In the case of a Director Emeritus, the occurrence of any event which in the case of a director would create a vacancy on the Board, shall be deemed to create a vacancy in such position; but the Board may declare the position terminated until such time as the Board shall again deem it proper to create and to fill the position. A Director Emeritus shall be entitled to indemnification under these Bylaws to the same extent, and subject to the same conditions and limitations, as a member of the Board.

3. COMMITTEES.

3.1 Audit Committee. The Board by resolution shall designate an Audit Committee consisting of three directors or such other number as may be specified by the Board, which shall review the internal financial controls of the corporation, and the integrity of its financial reporting, and have such other powers and duties as the Board determines. The Board shall adopt a charter, which may be amended from time to time, setting for the powers and duties of the Audit Committee. The members of the Audit Committee shall serve at the pleasure of the Board. All action of the Audit Committee shall be reported to the Board at its next meeting.

3.2 Compensation Committee. The Board by resolution shall designate a Compensation Committee consisting of three directors or such other number as may be specified by the Board, which shall administer the corporation’s compensation plans and have such other powers and duties as the Board determines. The members of the Compensation Committee shall serve at the pleasure of the Board. All action of the Compensation Committee shall be reported to the Board at its next meeting. The Board shall adopt a charter, which may be amended from time to time, setting forth the powers and duties of the Compensation Committee.

3.3 Corporate Governance Committee. The Board by resolution shall designate a Corporate Governance Committee consisting of three directors or such other number as may be specified by the Board, which shall nominate candidates for election to the Board and have such other powers and duties as the Board determines. The members of the Corporate Governance Committee shall serve at the pleasure of the Board. All action of the Corporate Governance Committee shall be reported to the Board at its next meeting. The Board shall adopt a Charter, which may be amended from time to time, setting forth the powers and duties of the Corporate Governance Committee.

3.4 Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of directors of one or more directors, which shall serve at the Board’s pleasure and have such powers and duties as the Board determines.

3.5 Meetings and Action of Committees. (a) The Board may designate one or more directors as alternate members of any committee (other than the Audit Committee), who may replace any absent or disqualified member at any meeting of the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board at its next meeting. Each committee may adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

(b) Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article 2 of these Bylaws, including Section 2.2 (quorum and manner of acting), Section 2.3 (place of meetings), Section 2.4 (annual and regular meetings), Section 2.5 (special meetings), 2.6 (notice of meetings and waiver of notice), Section 2.7 (board or committee action without a meeting), Section 2.8 (participation in board or committee meetings by conference telephone), Section 2.12 (notice to members of the board of directors), and Section 2.13 (organization), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members;

provided, however, (i) that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee, (ii) that special meetings of committees may also be called by resolution of the Board, (iii) that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee; (iv) that a majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting; and (v) that the affirmative vote of a majority of the members of a committee shall be required to take action in respect of any matter presented to or requiring the approval of the committee.

3.6 Election Pursuant to Section 141(c)(2). By resolution of the Board, the corporation has elected pursuant to Section 141(c) of the General Corporation Law of Delaware to be governed by paragraph (2) of Section 141(c) in respect of committees of the Board.

4. OFFICERS.

4.1 Number; Security. The executive officers of the corporation shall consist of a chief executive officer, a president, one or more vice presidents (including executive vice president(s) and senior vice president(s) if the Board so determines), a secretary and a treasurer and a chief financial officer who shall be chosen by the Board and such other officers, including but not limited to a chairman of the Board, a vice chairman of the Board, as the Board shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board may prescribe. Any two or more offices may be held by the same person. Either the chairman of the Board or the president, as the Board may designate from time to time, may be the chief executive officer of the corporation. The Board may from time to time designate the president or any executive vice president as the chief operating officer of the corporation. Any vice president, treasurer or assistant treasurer, or assistant secretary, respectively, may exercise any of the powers of the president, the chief financial officer, or the secretary, respectively, as directed by the Board and shall perform such other duties as are imposed upon such officer by the Bylaws or the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

4.2 Election; Term of Office; Salaries. The term of office and salary of each of the officers of the corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board and may be altered by said Board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment; provided, that the Board may designate such responsibilities to the Compensation Committee and may also authorize the chief executive officer or the president to establish the salaries of officers appointed pursuant to Section 4.3.

4.3 Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

4.4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his resignation in writing to the chief executive officer, president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or her or by the president.

4.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these Bylaws for election or appointment to the office.

4.6 Chairman of the Board. The chairman of the Board, if any, shall preside at meetings of the stockholders and the Board and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these Bylaws. The chairman of the Board shall report to the Board.

4.7 Vice Chairman of the Board. The vice chairman of the Board, if there shall be one, shall, in the case of the absence, disability or death of the chairman of the Board, exercise all the powers and perform all the duties of the chairman of the Board. The vice chairman shall have such other powers and perform such other duties as may be granted or prescribed by the Board.

4.8 Chief Executive Officer. Subject to the control of the Board, the chief executive officer of the corporation shall have general supervision, direction and control over the business of the corporation. The chief executive officer shall have such powers and be subject to such duties as the Board may from time to time prescribe. Without limiting the generality of the foregoing, the chief executive officer shall have the power, which he may delegate to other officers of the corporation, to affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the chief executive officer, should be executed on behalf of the corporation, and to sign certificates for shares of capital stock of the corporation.

4.9 President. The powers and duties of the president are:

(a) To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the president, should be executed on behalf of the corporation, and to sign certificates for shares of capital stock of the corporation.

(b) To have such other powers and be subject to such other duties as the Board may from time to time prescribe.

4.10 Vice President. In case of the absence, disability or death of the president, the elected vice president, or one of the elected vice presidents, shall exercise all the powers and perform all the duties of the president. If there is more than one elected vice president, the order in which the elected vice presidents shall succeed to the powers and duties of the president shall be as fixed by the Board. The elected vice president or elected vice presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board.

Vice presidents appointed pursuant to Section 4.3 shall have such powers and duties as may be fixed by the chairman of the Board or president, except that such appointed vice presidents may not exercise the powers and duties of the president. Each vice president shall have such powers and duties as the Board or the president assigns to him or her.

4.11 Secretary. The powers and duties of the secretary are:

(a) To keep a book of minutes at the principal office of the corporation, or such other place as the Board may order, of all meetings of its directors and stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

(b) To keep the seal of the corporation, if any, and affix the same, if any, to all instruments which may require it.

(c) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the stockholders and their addresses, the number of and classes of shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(d) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(e) To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 5.1 hereof.

(f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal, or neglect of the secretary to make service or publication of any notices, then such notices may be served and/or published by the president or a vice president, or by any person thereunto authorized by either of them or by the board of directors or by the holders of a majority of the outstanding shares of the corporation.

(g) To sign certificates for shares of capital stock of the corporation.

(h) Generally to do and perform all such duties as pertain to the office of secretary and as may be required by the Board.

4.12 Treasurer. The treasurer shall be or shall be under the direction of the chief financial officer of the corporation, and shall be in charge of the corporation’s books and accounts. Subject to the control of the Board, he or she shall have such other powers and duties as the Board or the president assigns to him or her.

4.13 Chief Financial Officer. The powers and duties of the chief financial officer are:

(a) To supervise the corporate-wide treasury functions and financial reporting to external bodies.

(b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the chief financial officer’s discretion, to cause any or all thereof to be deposited for account of the corporation at such depositary as may be designated from time to time by the Board.

(c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for monies paid in for the account of the corporation.

(d) To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board, taking proper vouchers for such disbursements.

(e) To render to the chief executive officer and president, and to the Board, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

(f) Generally to do and perform all such duties as pertain to the office of chief financial officer and as may be required by the Board.

5. SHARES.

5.1 Shares of the Corporation. The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice chairman of the board of directors or by the president or a vice-president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, representing the number of shares registered in certificate form. The signatures of any such officers thereon may be facsimiles. The seal of the corporation shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. The certificate shall also be signed by the transfer agent and a registrar and the signature of either the transfer agent or the registrar may also be facsimile, engraved or printed. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent, or registrar had not ceased to be such officer, transfer agent, or registrar at the date of its issue.

5.2 Special Designation on Certificates. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights or each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

5.3 Lost, Stolen, Destroyed and Mutilated Certificates. The owner of any stock of the corporation shall immediately notify the corporation of any loss, theft, destruction or mutilation of any certificate therefor, and the corporation may issue uncertificated shares or a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate or his or her legal representatives to give the corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board shall in its uncontrolled discretion determine, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of any such new certificate or uncertificated shares. The Board may, however, in its discretion refuse to issue any such new certificate or uncertificated shares except pursuant to legal proceedings under the laws of the State of Delaware in such case made and provided.

5.4 Stock Records. The corporation or a transfer agent shall keep stock books in which shall be recorded the number of shares issued, the names of the owners of the shares, the number owned by them respectively, whether such shares are represented by certificates or are uncertificated, and the transfer of such shares with the date of transfer.

5.5 Transfers. Transfers of stock shall be made only on the stock transfer record of the corporation upon surrender of the certificate or certificates being transferred which certificate shall be properly endorsed for transfer or accompanied by a duly executed stock power, except in the case of uncertificated shares, for which the transfer shall be made only upon receipt of transfer documentation reasonably acceptable to the corporation. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, or the transfer documentation for the uncertificated shares is executed by someone other than the holder of record thereof, evidence of authority to transfer same shall also be submitted with the certificate or transfer documentation. All certificates surrendered to the corporation for transfer shall be canceled.

5.6 Regulations Governing Issuance and Transfers of Shares. The Board shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of shares of stock of the corporation.

5.7 Transfer Agents and Registrars. The Board may appoint, or authorize one or more officers to appoint, one or more transfer agents and one or more registrars.

5.8 Record Date for Purposes Other than Notice and Voting. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by law. If the Board does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution.

6. MISCELLANEOUS.

6.1 Seal. The Board may adopt a corporate seal, which shall be in the form of a circle and shall bear the corporation’s name and the year and state in which it was incorporated.

6.2 Fiscal Year. The Board may determine the corporation’s fiscal year. Until changed by the Board, the corporation’s fiscal year shall be the calendar year.

6.3 Voting of Shares in Other Corporations. Shares in other corporations which are held by the corporation may be represented and voted by the president or a vice president of this corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

6.4 Checks; Drafts; Evidences of Indebtedness. From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

6.5 Corporate Contracts and Instruments; How Executed. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

6.6 Construction; Definitions. (a) Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the term “person” includes both a corporation and a natural person, and the masculine gender includes the feminine gender and vice versa. Whenever the words “include,” “includes” or “including” are used in these Bylaws they shall be deemed to be followed by the words “without limitation.”

(b) The Board (and any other person or body authorized by the Board or these Bylaws) shall have the power and authority to interpret these Bylaws and to make any and all determinations necessary or advisable to apply these Bylaws to any persons, facts or circumstances, including the power to determine (i) whether a person or group of persons qualifies as an Eligible Stockholder; (ii) whether the outstanding shares of the corporation’s common stock (1) owned for purposes of Section 1.2 constitutes a Requisite Percent, or (2) are “Owned” for purposes of meeting the ownership requirements of Section 1.18; (iii) whether any and all requirements of Section 1.2, 1.11, 1.12, or 1.18 have been satisfied, including with respect to a Special Meeting Request, a Nomination Notice, or Proposing Stockholder Information; (iv) whether a person satisfies the qualifications and requirements to be a nominee under Section 1.11 or an Access Nominee under Section 1.18; and (v) whether inclusion of the Required Information in the corporation’s proxy statement pursuant to Section 1.18 is consistent with the Certificate of Incorporation, these Bylaws and all applicable laws and regulations. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board or these Bylaws) shall be final and conclusive and binding on all persons, including the corporation and its stockholders and beneficial owners of stock of the corporation.

6.7 Provisions Additional to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

6.8 Provisions Contrary to Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which upon being construed in the manner provided in Section 6.7 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

6.9 Amendments. Bylaws may be amended, repealed or adopted by a majority of the entire Board, provided that written notice of any such proposed action shall have been given to each director prior to such meeting, or that notice of such addition, amendment, alteration or report shall have been given at the preceding meeting of the Board. The Bylaws may also be amended, repealed or adopted by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereon; provided, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting.

Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.

6.10 Indemnification and Insurance.

(a) Generally.

(1) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the corporation as a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer (which, for purposes hereof, shall include a trustee or similar capacity)of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

(2) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the corporation as an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

(3) The indemnification provided by this subsection (a) shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(4) Notwithstanding the foregoing provisions of this subsection (a), in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor

(i) the indemnification provided by this subsection (a) shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

(5) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) Successful Defense. To the extent that a director, officer, employee or agent, or former officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) hereof or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. If a director or officer or former officer or director is not wholly successful, on the merits or otherwise, in any action, suit or proceeding but is successful, on the merits or otherwise, as to any claim, issue or matter in such action, suit or proceeding, the corporation shall indemnify such person against all expenses (including attorneys’ fees) actually and reasonably incurred by such person or on his or her behalf relating to each successfully resolved claim, issue or matter. For purposes of this Section 6.10 and without limitation, the termination of a claim, issue or matter in an action, suit or proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(c) Determination That Indemnification Is Proper. Any indemnification of a person entitled to indemnity under subsection (a)(1) hereof shall (unless otherwise ordered by a court) be made by the corporation unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in subsection (a)(3) hereof. Any indemnification of a person entitled to indemnity under subsection (a)(2) hereof may (unless otherwise ordered by a court) be made by the corporation upon a determination that indemnification of such person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (a)(3) hereof. Any such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even if less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

(d) Advance Payment of Expenses; Notification and Defense of Claim.

(i) Expenses (including attorneys’ fees) incurred by a director or officer in defending a threatened or pending civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. Such expenses (including attorneys’ fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(ii) Promptly after receipt by a director, officer, employee or agent of notice of the commencement of any action, suit or proceeding, such person shall, if a claim thereof is to be made against the corporation hereunder, notify the corporation of the commencement thereof. The failure to promptly notify the corporation will not relieve the corporation from any liability that it may have to such person hereunder, except to the extent the corporation is prejudiced in its defense of such action, suit or proceeding as a result of such failure.

(iii) The Board of Directors may authorize the corporation’s counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding. In the event the corporation shall be obligated to pay the expenses of any person with respect to an action, suit or proceeding, as provided in this Section 6.10, the corporation, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to such person, upon the delivery to such person of written notice of its election to do so. After delivery of such notice, approval of such counsel by such person and the retention of such counsel by the corporation, the corporation will not be liable to such person under this Section 6.10 for any fees of counsel subsequently incurred by such person with respect to the same action, suit or proceeding, provided that (i) the director, officer, employee or agent shall have the right to employ his or her counsel in such action, suit or proceeding at such person’s expense and (b) if (i) the employment of counsel by such person has been previously authorized in writing by the corporation, (ii) counsel to the director, officer, employee or agent shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and such person in the conduct of any such defense or (iii) the corporation shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding, then the fees and expenses of such person’s counsel shall be at the expense of the corporation.

(iv) Notwithstanding any other provision of this Section 6.10 to the contrary, to the extent that any director or officer is, by reason of his or her corporate status, a witness or otherwise participates in any action, suit or proceeding at a time when such person is not a party in the action, suit or proceeding, the corporation shall indemnify such person against all expenses (including attorneys’ fees) actually and reasonably incurred by such person or on his or her behalf in connection therewith.

(e) Procedure for Indemnification of Required Indemnitees. Any indemnification of a person the corporation is required to indemnify under subsection (a) hereof, or advance of costs, charges and expenses of a person the corporation is required to pay under subsection (d)

hereof, shall be made promptly, and in any event within 60 days, upon the written request of such person. If the corporation fails to respond within 60 days, then the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Section 6.10 shall be enforceable by the person the corporation is required to indemnify under subsection (a) hereof in any court of competent jurisdiction if the corporation denies such request, in whole or in part. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under subsection (d) hereof where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in subsection (a) hereof, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (a) hereof, nor the fact that there has been an actual determination by the corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

A director or officer shall be presumed to be entitled to indemnification under this Section 6.10 upon submission of a request for indemnification pursuant to this subsection (e), and the corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the corporation provides information sufficient to overcome such presumption by clear and convincing evidence.

(f) Survival; Preservation of Other Rights. The provisions of this Section 6.10 shall be deemed to be a contract between the corporation and each director, officer, employee and agent who serves in such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent. The indemnification provided by this Section 6.10 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Indemnification Agreements. Without limiting the provisions of this Section 6.10, the corporation is authorized from time to time, without further action by the stockholders of the corporation, to enter into agreements with any director, officer, employee or agent of the corporation providing such rights of indemnification as the corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with other directors.

(h) Insurance and Subrogation

(i) The corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to serve at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against, and incurred by, him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Section 6.10.

(ii) In the event of any payment by the corporation under this Section 6.10, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of such person, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy.

(iii) The corporation shall not be liable under this Section 6.10 to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that such person has otherwise actually received such payment under the Certificate of Incorporation or these Bylaws or any insurance policy, contract, agreement or otherwise.

(i) Certain Definitions. For purposes of this Section 6.10, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Section 6.10 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Section 6.10, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 6.10.

For purposes of any determination under this Section 6.10, a person shall be deemed to have acted in “good faith” and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The provisions of this Section 6.10(i) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 6.10(a)(3) of this Section 6.10, as the case may be.

(j) Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the corporation shall not be obligated pursuant to these Bylaws:

(i) To indemnify or advance expenses to a director, officer, employee or agent with respect to proceedings (or part thereof) initiated by such person, except with respect to proceedings brought to establish or enforce a right to indemnification (which shall be governed by the provisions of this Section 6.10), unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the corporation.

(ii) To indemnify a director, officer, employee or agent for any expenses incurred by such person with respect to any proceeding instituted by such person to enforce or interpret these Bylaws, if a court of competent jurisdiction determines that each of the material assertions made by such person in such proceedings was not made in good faith or was frivolous;

(iii) To indemnify a director, officer, employee or agent for expenses or the payment of profits arising from the purchase and sale by such person of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(k) Certain Settlement Provisions. The corporation shall have no obligation to indemnify any director, officer, employee or agent under this Section 6.10 for amounts paid in settlement of any action, suit or proceeding without the corporation’s prior written consent, which shall not be unreasonably withheld. The corporation shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on any director or officer or employee or agent without such person’s prior written consent.

(l) Savings Clause. If this Section 6.10 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Section 6.10 that shall not have been invalidated and to the full extent permitted by applicable law.

(m) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to a director or officer in whole or in part, it is agreed that, in such event, the corporation shall contribute to the payment of such director’s or officer’s costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, but not including an action by or in the right of the corporation, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the corporation or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of such director or officer to meet the standard of conduct set forth in subsection (a) hereof, or (ii) any limitation on indemnification set forth in subsection (h)(iii), (j) or (k) hereof.

(n) Form and Delivery of Communications. Any notice, request or other communication required or permitted to be given to the corporation under this Section 6.10 shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the General Counsel or secretary of the corporation at its principal executive offices.

(o) Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Section 6.10 to expand further the indemnification permitted to directors or officers, then the corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

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